EXHIBIT 99.1

SHINER GROUP
Combined Financial Statements
For The Years Ended December 31, 2006 and 2005
And The Three Months Ended March 31, 2007 and 2006 (unaudited)

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Combined Balance Sheets as of December 31, 2006 and March 31, 2007	F-2

Combined Statements of Income and Other Comprehensive Income for the years ended December 31, 2006 and 2005, and for the three months ended March 31, 2007 and 2006 (unaudited)	F-3

Combined Statement of Stockholders’ Equity for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 (unaudited)	F-4

Combined Statements of Cash Flows for the years ended December 31, 2006 and 2005, and for the three months ended March 31, 2007 and 2006 (unaudited)	F-5

Notes to Combined Financial Statements	F-6 - F17

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Shiner Group

We have audited the accompanying combined balance sheet of Shiner Group as of December 31, 2006, and the related combined statements of income and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Shiner Group Limited as of December 31, 2006, and the combined results of their operations and their combined cash flows for the years ended December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

Goldman & Parks LLP
Tarzana, California
June 10, 2007

SHINER GROUP
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2006 and MARCH 31, 2007

	December 31,	March 31,
	2006	2007
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$938,268	550,692
Accounts receivable, net of allowance for doubtful accounts	6,909,100	5,551,314
Advances to suppliers	1,311,639	1,595,743
Other receivable	440,388	367,793
Notes Receivable	94,726	200,694
Inventory	4,482,772	5,539,016
Prepaid expense and other current assets	33,662	8,452

Total current assets	14,210,555	13,813,704

Property and Equipment, net	5,562,946	5,764,487
Deposit	-	141,179
Intangible assets	323,503	325,351

TOTAL ASSETS	$20,097,004	20,044,721

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,194,865	4,363,994
Other payables	158,359	2,565,561
Unearned revenue	431,799	675,352
Accrued payroll	51,115	61,439
Short term loans	768,840	776,880
Advance from related party	3,536,094	610,499
Dividend Payable	1,649,116	805,268
Tax and welfare payable	133,552	320,776

Total current liabilities	10,923,740	10,179,769

STOCKHOLDERS' EQUITY:
Common stock	1,245,212	1,245,212
Additonal paid-in capital	60,113	109,344
Other comprehensive income	431,310	527,166
Statutory reserve	1,875,939	2,005,612
Retained earnings	5,560,690	5,977,618
Total stockholders' equity	9,173,264	9,864,952

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,097,004	20,044,721

The accompanying notes are an integral part of these consolidated financial statements

SHINER GROUP
COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005
AND THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (unaudited)

	Years Ended December 31,		Three Months Ended March 31,
	2006	2005	2007	2006
			(unaudited)	(unaudited)

Net Revenue	$33,951,965	$27,854,924	$5,974,241	$7,205,805

Cost of Revenue	27,328,787	21,986,202	4,969,523	5,820,273

Gross profit	6,623,178	5,868,722	1,004,718	1,385,532

Operating expenses
Selling expenses	1,578,585	1,459,661	208,525	324,942
General and administrative expenses	1,194,911	1,003,262	328,800	248,931
Total operating expenses	2,773,496	2,462,923	537,325	573,873

Income from operations	3,849,682	3,405,799	467,393	811,659

Non-operating income (expense):
Other income (expense)	278,545	109,002	155,790	33,698
Interest income	1,443	1,510	3,880	328
Interest expense	(330,530)	(408,931)	(21,268)	(13,107)
Exchange Gain (Loss)	(23,301)	(2,112)	(741)	(852)

Total non-operating income (expense)	(73,843)	(300,531)	137,661	20,067

Income before income tax	3,775,839	3,105,268	605,054	831,726

Income tax	214,504	-	58,453	49,197

Net income	3,561,335	3,105,268	$546,601	$782,529

Other comprehensive income
Foreign currency translation gain	282,693	148,617	95,856	51,891

Comprehensive Income	$3,844,028	$3,253,885	$642,457	$834,420

The accompanying notes are an integral part of these consolidated financial statements

SHINER GROUP
COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

		Additional	Other			Total
	Common	Paid in	Comprehensive	Statutory	Retained	Stockholders'
	Stock	Capital	Income	Reserve	Earnings	Equity
Balance January 1, 2005	$1,245,212	-	-	$551,844	$2,136,125	$3,933,181

Capital contribution		$60,113.00				60,113

Change in foreign currency translation gain			148,617			148,617

Net income for the year ended December 31, 2005					3,105,268	3,105,268

Transfer to statutory reserve				606,660	(606,660)	-

Balance December 31, 2005	1,245,212	60,113	148,617	1,158,504	4,634,733	7,247,179

Change in foreign currency translation gain			282,693			282,693

Dividends					(1,917,943)	(1,917,943)

Net income for the year ended December 31, 2006					3,561,335	3,561,335

Transfer to statutory reserve				717,435	(717,435)	-

Balance December 31, 2006	1,245,212	60,113	431,310	1,875,939	5,560,690	9,173,264

Capital contribution (unaudited)		49,231				49,231

Change in foreign currency translation gain (unaudited)			95,856			95,856

Net income for the three months March 31, 2007 (unaudited)					546,601	546,601

Transfer to statutory reserve (unaudited)				129,673	(129,673)	-

Balance March 31, 2007 (unaudited)	$1,245,212.00	$109,344	$527,166	$2,005,612	$5,977,618	$9,864,952

The accompanying notes are an integral part of these consolidated financial statements

SHINER GROUP
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005
AND THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (unaudited)

	Years Ended December 31,		Three Months Ended March 31,
	2006	2005	2007	2006
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,561,335	$3,105,268	$546,601	$782,529
Adjustments to reconcile net income to net cash
provided in operating activities:
Depreciation	494,216	440,296	160,773	117,523
Loss on disposal of property and equipment	17,991	2,613	-	18,608
Amortization	5,948	5,787	1,529	1,472
(Increase) / decrease in assets:
Accounts receivable	(1,064,201)	717,208	1,424,140	(1,176,805)
Other receivable	(9,573)	238,993	76,882	1,576
Inventory	200,212	(716,452)	(1,005,045)	(146,080)
Advances to suppliers	(224,483)	(728,296)	(269,272)	(407,393)
Other assets	15,599	66,902	25,457	(7,662)
Increase / (decrease) in current liabilities:
Accounts payable	735,793	738,957	124,746	734,910
Unearned revenue	111,142	231,837	238,051	74,836
Other payables	(706,358)	(7,444)	2,395,624	(96,366)
Due to related party				(20,694)
Accrued payroll	6,143	5,878	9,749	(10,532)
Tax and welfare payable	31,206	(52,288)	185,061	128,776
Deposit	-	-	(140,596)	-

Net cash provided (used) by operating activities	3,174,970	4,049,259	3,773,700	(5,302)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on (issuance of) notes receivable	394,772	(59,385)	(104,545)	36,024
Construction-in-process	1,187,706	(218,556)	-	(42,575)
Acquisition of property and equipment	(2,288,639)	(285,795)	(306,034)	(100,745)
Short-term Investment	-	-	-	(12,416)

Net cash used in investing activities	(706,161)	(563,736)	(410,579)	(119,712)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short -term loan payable	752,580	-	-	372,489
Repayment of related parties advances	(3,094,115)	(2,849,892)	(2,950,356)	(902,898)
Dividend payable	(303,703)	-	(857,542)	-
Capital contribution	-	-	49,231	-

Net cash used in financing activities	(2,645,238)	(2,849,892)	(3,758,667)	(530,409)

Effect of exchange rate changes on cash and cash equivalents	33,081	20,599	7,970	4,152

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(143,348)	656,230	(387,576)	(651,271)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	1,081,616	425,386	938,268	1,081,616

CASH & CASH EQUIVALENTS, ENDING BALANCE	$938,268	$1,081,616	550,692	$430,345

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Loan interest paid	$21,841	$-	$13,040	$3,811
Notes discount interest paid	$32,794	$34,742	$8,228	$7,165
Income taxes paid	$119,230	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

The accompanying combined financial statements of the Shiner Group (the “Company”) include the accounts of Hainan Shiner Industrial Co., Ltd. (“Shiner”), Hainan Shiny-day Color Printing Packaging Co., Ltd., (“Shiny-day”), Hainan Modern Hi-Tech Industrial Co., Ltd.(“Modern”), and Zhuhai Modern Huanuo Packaging Material Co., Ltd. (“Zhuhai”). All four corporations are formed under the laws of the People’s Republic of China (“PRC”). All significant inter-company accounts and transactions have been eliminated in combined financial statements. Shiner and Shiny-day have one common shareholder, Sino Palace Holdings Limited (“Sino Palace”), a British Virgin Islands company. Modern, formed in December 2006, is 40% owned by Shiny-day and 60% owned by Shiner. Zhuhai, formed in January 2007, was 70% owned by Shiner and 30% owned by Hua Hai Sheng Hui (HK) Company Limited (“Hua Hai”) as of March 31, 2007. At June 8, 2007, Hua Hai transferred its 30% shares of Zhuhai to Sino Palace. The financial statements are shown on a combined basis as all four companies are under common ownership.

The Company is engaged in research, manufacture, sale, and distribution of packaging film and color printing for the packaging industry.

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Chinese Renminbi; however the accompanying combined financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

As of December 31, 2006 and March 31, 2007, the accounts of the Company were maintained, and their financial statements were expressed in the Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation,” with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder’s equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.” Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the income statement.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s combined financial position, the combined results of their operations, and cash flows for the periods presented. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2007. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-QSB and Article 10 of Regulation S-X and Regulation S-B. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles.

The accompanying notes are an integral part of these consolidated financial statements.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $52,460 and $53,008 (unaudited) at December 31, 2006 and March 31, 2007, respectively.

Advances to Suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $1,311,639 and $1,595,743 (unaudited) at December 31, 2006 and March 31, 2007, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower.

Notes Receivable

Notes receivable consist of several notes that are due from third parties that accrue no interest. The notes are generally due within six months from the date of issuance.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Operating equipment	10 years
Vehicles	8 years
Office equipment	5 years
Buildings and improvements	20 years

At December 31, 2006 and March 31, 2007, the following are the details of the property and equipment:

	December 31, 2006	March 31, 2007
		(unaudited)
Operating equipment	$5,411,886	$5,618,677
Vehicles	65,943	66,632
Office equipment	275,281	300,907
Buildings and improvements	1,250,026	1,394,961
	7,003,136	7,381,177
Less accumulated depreciation	(1,440,190)	(1,616,690)
	$5,562,946	$5,764,487

Depreciation expense for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006 was $494,216, $440,296, $160,773 (unaudited) and $117,523 (unaudited), respectively.

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2006 and March 31, 2007 there were no significant impairments of its long-lived assets.

The accompanying notes are an integral part of these consolidated financial statements.

Intangible Assets

Intangible assets consist of Rights to use land. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006 were not significant.

The accompanying notes are an integral part of these consolidated financial statements.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. No options have been granted.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Earnings Per Share

Earnings per shares is not presented since these accompanying financial statements are presented on a combined basis and presenting earnings per share based on the total shares outstanding among the four combined entities would not be meaningful.

Foreign Currency Transactions and Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gains of $431,310 and $527,166 (unaudited) at December 31, 2006 and March 31, 2007, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the combined balance sheet. During the years ended December 31, 2006 and 2005, and for the three months ended March 31, 2007 and 2006, other comprehensive income in the combined statements of income and other comprehensive income included translation gains of $282,694, $148,616, $95,856 (unaudited), and $51,891 (unaudited), respectively.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The accompanying notes are an integral part of these consolidated financial statements.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s combined financial statements as the Company consists of one reportable business segment.

Recent Pronouncements

Fair Value Measurements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements,” which   establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its combined financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

The accompanying notes are an integral part of these consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is analyzing the potential accounting treatment.

Other-Than-Temporary Impairment

FASB Staff Position on FAS No. 115-1 and FAS No. 124-1 (“the FSP”), “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” was issued in November 2005 and addresses the determination of when an investment is considered impaired, whether the impairment on an investment is other-than-temporary and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of other-than-temporary impairments on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance on Emerging Issues Task Force (EITF) Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations. Under the FSP, losses arising from impairment deemed to be other-than-temporary, must be recognized in earnings at an amount equal to the entire difference between the securities cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also required that an investor recognize other-than-temporary impairment losses when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The adoption of this statement will not have a material impact on our combined financial statements.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109.”

Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred. Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Interpretation 48 is effective for fiscal years beginning after December 15, 2006. The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations. In such instances, the impact of the adoption of Interpretation 48 will result in an adjustment to goodwill. While the Company analysis of the impact of adopting Interpretation 48 is not yet complete, it do not currently anticipate it will have a material impact on the Company’s combined financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”),which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its combined financial statements.

Note 3 - Inventory

The inventory as of December 31, 2006 and March 31, 2007 consisted of the following:-

	December 31, 2006	March 31, 2007
		(unaudited)
Raw Material	$2,232,647	$2,323,943
Work in process	707,457	507,110
Finished goods	1,617,188	2,779,492
	4,557,292	5,610,545
Less : Obsolescence Reserve	(74,520)	(71,529)
Net Inventory	$4,482,772	$5,539,016

Note 4 - Intangible Assets

Intangible assets at December 31, 2006 and March 31, 2007 were as follows:

	December 31, 2006	March 31, 2007
		(unaudited)
Rights to use land	$341,862	$345,437
Less Accumulated amortization	(18,359)	(20,086)
	$323,503	$325,351

The accompanying notes are an integral part of these consolidated financial statements.

Per the People’s Republic of China’s governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over the period the Company has use of the land which range from 54 to 57 years.

Amortization expense for the Company’s intangible assets for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006 amounted to $5,948, $5,787, $1,529 (unaudited) and $1,472 (unaudited), respectively.

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be: 2007-$5,787, 2008-$5,787, 2009-$5,787, 2010-$5,787, and 2011-$5,787.

Note 5 - Short-term loans

Short-term loans at December 31, 2006 and March 31, 2007 consist of the following:

	December 31, 2007	March 31, 2007
		(unaudited)

Short-term bank loan. The term of the loan is from December 15, 2006 to July 15, 2007 with an interest rate of 6.732%. The loan is collateralized by buildings land use rights and machines.	$768,840	$776,880

Note 6 - Advances from Related Parties.

Advances from related parties at December 31, 2006 and March 31, 2007 of $3,536,094 and $610,499 (unaudited) consist of amount due to certain stockholders of the Company. An advance from one related party bears interest rate of 6.732% and the others are interest free and payable upon demand.

The accompanying notes are an integral part of these consolidated financial statements.

Note 7 - Stockholders’ Equity

At December 31, 2006 and March 31, 2007, two of the combining companies had un-called capital of $480,525 and $1,026,087 (unaudited), respectively.

Note 8 - Income Taxes

Local PRC Income Tax

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33% (30% federal and 3% provincial).

A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows:

	Years Ended		Three Months Ended
	December 31,		March 31,
	2006	2005	2007	2006
			(unaudited)	(unaudited)
Tax provision at statutory rate	34%	34%	34%	34%
Foreign tax rate difference	(1%)	(1%)	(1%)	(1%)
Effect of tax holiday	(27%)	(33%)	(23%)	(27%)
	6%	0%	10%	6%

The Company operates in a privileged economic zone which entitles them to certain tax benefits (tax holiday) as follows:

Shiny-Day - Exempt from provincial tax and 100% exemption from federal tax from January 1, 2005 to December 31, 2006 and 50% exemption from federal tax from January 1, 2007 to December 31, 2009.

Shiner - Exempt from provincial tax and 100% exemption from federal tax from January 1, 2004 to December 31, 2005 and 50% exemption from federal tax from January 1, 2006 to December 31, 2008.

If the Company had not been exempt from paying income taxes due to operating in a privileged economic zone, net income for the year ended December 31, 2006 and 2005 and the three months ended March 31, 2007 and 2006 would have been lower by approximately $1,031,000, $1,025,000, $141,000 (unaudited) and $225,000 (unaudited), respectively.

Note 9 - Employee Welfare Plans

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees’ salaries to the employee welfare plan. The total expense for the welfare plan was $106,912, $105,031, $12,451 (unaudited), and $27,659 (unaudited) for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006, respectively. The Company has recorded welfare payable of $15,556 and $1,141 (unaudited) at December 31, 2006 and March 31, 2007, respectively, which is included in accrued expenses in the accompanying combined balance sheet.

The accompanying notes are an integral part of these consolidated financial statements.

Note 10 - Statutory Common Welfare Fund

As stipulated by the Company Law of the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

iii.
Allocations of 10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

iv.	Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting.

Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one “Statutory surplus reserve” requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Pursuant to the “Circular of the Ministry of Finance ( MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced” (No.67 [2006]), effective on April 1, 2006, issued by the MOF, the companies will transfer the balance of SCWF as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF will be charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2006, the Company did not have a deficit in the SCWF. The Company has appropriated $717,435 and $606,660 as reserve for the statutory surplus reserve and welfare fund for the years ended December 31, 2006 and 2005, respectively.

Note 11 - Current Vulnerability Due to Certain Concentrations

Two vendors provided 14% and 11% of the Company’s raw materials for the year ended December 31, 2006. Two vendors provided 13% and 13% of the Company’s raw materials for the year ended December 31, 2005.

The accompanying notes are an integral part of these consolidated financial statements.

Two customers accounted for 37% and 11% of the Company’s sales for the year ended December 31, 2006. Two customers accounted for 40% and 13% of the Company’s sales for the year ended December 31, 2005.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 12 - Contingent Liabilities

At December 31, 2006 and March 31, 2007, the Company is contingently liable to banks for discounted and endorsed notes receivable and to vendors for endorsed notes receivable amounting to $6,308,296 and $1,354,158 (unaudited), respectively. $6,308,296 and $995,644 (unaudited) of the notes were paid by the maker subsequent to the balance sheet dates, respectively.

Note 13 - Geographical Sales

Geographical distribution of sales is as follows:

	Years Ended		Three Months Ended
	December 31,		March 31,
Geographical Areas	2006	2005	2007	2006
			(unaudited)	(unaudited)
Chinese Main Land	$27,927,943	$23,623,978	$4,419,450	$5,851,049
Asia	4,106,900	3,658,483	1,004,267	777,434
Africa	268,636	61,073	35,638	100,285
Australia	134,792	23,764	192,209	-
USA	675,866	388,637	70,953	304,765
South America	52,379	49,978	37,683	-
Europe	785,449	49,011	214,041	172,272
	$33,951,965	$27,854,924	$5,974,241	$7,205,805

The accompanying notes are an integral part of these consolidated financial statements.

Notes 14 - Subsequent Event (Unaudited)

At June 8, 2007, Hua Hai Sheng Hui (HK) Company Limited (“Hua Hai”), Zhuhai’s original shareholder, transferred its 30% shares in Zhuhai to Sino Palace, which is the common shareholder of Shiner and Shiny-day.

The accompanying notes are an integral part of these consolidated financial statements.